   As filed with the Securities and Exchange Commission on December 11, 2001.
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ZIXIT CORPORATION
             (Exact name of registrant as specified in its charter)

              Texas                                      75-2216818
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                                                       Steve M. York
                                                   2711 N. Haskell Avenue
     2711 N. Haskell Avenue                           Suite 2850, LB 36
       Suite 2850, LB 36                          Dallas, Texas 75204-2911
    Dallas, Texas 75204-2911                           (214) 515-7300
  (Address, including zip code,             (Name, address, including zip code,
 of principal executive offices)            and telephone number, including area
                                                code, of agent for service)


                    JOHN RYAN 2001 EMPLOYMENT AGREEMENT PLAN
                   JOHN RYAN 2001 STOCK OPTION AGREEMENT PLAN
                              (Full title of plans)

                                   ----------

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
           TITLE OF EACH CLASS                 AMOUNT        PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
              OF SECURITIES                    TO BE          OFFERING PRICE           AGGREGATE        REGISTRATION
            TO BE REGISTERED                 REGISTERED        PER SHARE(2)        OFFERING PRICE(2)       FEE(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
("Common Stock") issued under the John         152,672           $   6.15              $  938,933         $ 224.40
Ryan 2001 Employment Agreement Plan (the
"Employment Plan")
--------------------------------------------------------------------------------------------------------------------
Common Stock, issuable (when and if
vested) under the John Ryan 2001 Stock       1,000,000(1)        $   6.15              $6,150,000         $1,469.85
Option Agreement Plan (the "Option
Plan")
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                       1,152,672                                 $7,088,933         $1,694.25
--------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of additional shares that may be issuable (when and if vested) pursuant to the anti-dilution provisions of the Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of the average high and low prices of the Common Stock as quoted on the Nasdaq National Market System on December 10, 2001, which was $6.15.

                                EXPLANATORY NOTE



         This registration statement registers:

         o Shares of Common Stock that have been issued under the Employment Plan;

         o Shares of Common Stock that may be issued (when and if vested) under the Option Plan;

         o Resales of shares of Common Stock that have been issued under the Employment Plan; and

         o Resales of shares of Common Stock that may be issued (when and if vested) under the Option Plan.

         This registration statement contains two parts. The first part contains a reoffer prospectus prepared in accordance with Part I of Form S-3. The second part contains information required in the registration statement under Part II of Form S-8. The information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission as permitted by the Note in Part 1 of Form S-8. This information will be sent or given to the participant in the Employment Plan and the Option Plan as specified by Rule 428 under the Securities Act.

                                ZIXIT CORPORATION

                                1,152,672 SHARES

                                  COMMON STOCK

                                   ----------

                               REOFFER PROSPECTUS

                                   ----------

         This reoffer prospectus relates to an offering of up to 1,152,672 shares of our common stock, which have been issued to the selling shareholder under the John Ryan 2001 Employment Agreement Plan (we refer to it as the "Employment Plan") and up to 1,000,000 shares of our common stock which may be issued (when and if vested) to the selling shareholder under the John Ryan 2001 Stock Option Agreement Plan (we refer to it as the "Option Plan").

         The common stock being registered is being offered for the account of the shareholder identified under "Selling Shareholder" on page 8. We will not receive any proceeds from the sale of the shares of our common stock offered under this reoffer prospectus. We will, however, receive proceeds from any cash exercises of the options by the selling shareholder under the Option Plan. All proceeds received as a result of the exercise of those options will be used as working capital for our operations.

         The shares may be offered in transactions on The Nasdaq Stock Market, in negotiated transactions, or through a combination of methods of distribution, at prices relating to the prevailing market prices, at negotiated prices or at fixed prices that may be changed. Please see "Plan of Distribution" on page 9.

         Our common stock is quoted on The Nasdaq Stock Market under the symbol "ZIXI". On December 6, 2001, the last sale price of our common stock, as reported on Nasdaq, was $6.70 per share.

                                   ----------

       THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A LOSS OF ALL OR A PORTION OF YOUR INVESTMENT.
                 PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 1.

                                   ----------

               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
           ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
           OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY
         OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                   ----------

            The date of this reoffer prospectus is December 11, 2001.

                                TABLE OF CONTENTS

ZixIt Corporation.................................................................................................1
Risk Factors......................................................................................................1
Documents Incorporated by Reference...............................................................................7
Where You Can Get More Information................................................................................8
Selling Shareholder...............................................................................................8
Plan of Distribution..............................................................................................9
Use of Proceeds..................................................................................................10
Indemnification of Directors and Officers........................................................................10
Legal Matters....................................................................................................11
Experts..........................................................................................................11

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS AND NOT ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. NEITHER ZIXIT CORPORATION NOR ANY OF ITS REPRESENTATIVES HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS REOFFER PROSPECTUS. FURTHERMORE, NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS REOFFER PROSPECTUS. THIS REOFFER PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED BY THIS REOFFER PROSPECTUS, BUT ONLY UNDER THE CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS IS CURRENT ONLY AS OF ITS DATE, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS REOFFER PROSPECTUS OR ANY SALE OF THESE SECURITIES.

                                ZIXIT CORPORATION

         Historically, we operated in one industry segment, the provision of systems and solutions for the intelligent transportation, electronic security and other markets. Our operations included the design, manufacturing, installation and support of hardware and software products utilizing our wireless data and security technologies. We sold the businesses comprising this industry segment during 1998 and 1997.

         Since January 1999, we have been developing a digital signature and encryption technology and related series of products and services that enhance privacy, security and convenience over the Internet. ZixMail(TM) is a secure email application and service that enables Internet users worldwide to easily send and receive encrypted and digitally signed communications without changing their existing email systems or addresses. We began charging for the use of our ZixMail product and related services in the first quarter of 2001. We recently announced two new products, ZixBlast(TM), which is now generally available, and ZixVPM(TM) (Zix Virtual Private Mail(TM)), which is scheduled to be released in the first quarter of 2002. ZixBlast, priced on a transaction basis, will allow enterprises to track messages and receive cumulative reports detailing receipt confirmations for customized, encrypted, time and date stamped emails sent via ZixMail to large volumes of recipients. ZixVPM is a server-based, highly secure solution for email sent over the Internet that allows IT administrators to ensure that all email sent beyond a company's firewall by specified individuals or departments is encrypted.

         We were incorporated in Texas in 1988. Our executive offices are located at 2711 North Haskell Avenue, Suite 2850, LB 36, Dallas, Texas 75204-2911, and our telephone number is (214) 515-7300. Our Web site address is www.zixit.com. Information contained on our Web site is not a part of this reoffer prospectus. In this reoffer prospectus, "we", "us", "our" and "ZixIt" refer to ZixIt Corporation and its subsidiaries unless the context otherwise requires.

                                  RISK FACTORS

         The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this reoffer prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (we refer to it as the "Exchange Act"). The words "expect," "estimate," "anticipate," "predict," "believe," "plan," "should," "goal" and similar expressions and variations thereof are intended to identify forward-looking statements. We caution you that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

         Before investing in our common stock offered by this reoffer prospectus, you should carefully consider the following risks and uncertainties, in addition to the other information contained or incorporated by reference in this reoffer prospectus. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of those risks or uncertainties or any of the risks and uncertainties described below actually occur, our business, financial condition, prospects or results of operations could be materially and adversely affected. In that case, the trading price of the common stock offered in this reoffer prospectus could decline, and you may lose all or part of your investment.

         WE HAVE A LIMITED OPERATING HISTORY IN THE INTERNET ARENA.

         Our products and services are targeted at the new and rapidly evolving markets for secure Internet communications and e-commerce. Although the competitive environment in these markets has yet to fully develop, we anticipate that it will be intensely competitive, subject to rapid change and significantly affected by new products and service introductions and other market activities of industry participants.

         We have only a limited operating history in the Internet arena on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks and uncertainties encountered by other Internet companies in the early stages of development. These risks and uncertainties are often more pronounced for companies in new and rapidly evolving markets, particularly Internet-related businesses.

         WE MUST SUCCESSFULLY DEVELOP OUR PRODUCTS AND SERVICES IN A TIMELY MANNER.

         We must be able to successfully and timely develop our products and services. The commercial version of ZixMail was first released in March 2000. Our Internet secure-messaging portal - ZixMail.net(TM) - was first opened at the end of July 2000. We have not earned any significant revenues from our ZixMail products or services, although we first began charging for these products and services in the first quarter of 2001. ZixCharge(TM) has not been commercially released.

         THE MARKET MAY NOT BROADLY ACCEPT OUR NEW PRODUCTS AND SERVICES, WHICH COULD ADVERSELY AFFECT OUR GROWTH PROSPECTS.

         We must be able to achieve broad market acceptance for our products and services. To our knowledge, there are currently no Internet secure-messaging services, such as ZixMail, that currently operate at the scale that we would require, at our current expenditure levels and proposed pricing, to become profitable from our secure-messaging operations. Our direct sales efforts are primarily focused on the corporate market. To reach a larger customer base for our ZixMail products and services than we can reach through our direct sales efforts, we are pursuing distribution arrangements and collaborative relationships with third parties to assist us in promoting our ZixMail products and services. There is no assurance that we will be successful in entering into these arrangements or relationships, or that if entered into, they will significantly assist us in obtaining large numbers of ZixMail users. Moreover, in any event, there is no assurance that enough paying ZixMail users will ultimately be obtained to enable us to operate profitably.

         THERE ARE UNCERTAINTIES ASSOCIATED WITH ZIXCHARGE.

         Since the commercial version of ZixCharge has not yet been released, there are currently no consumers or merchants using ZixCharge. As noted in our periodic filings with the Securities and Exchange Commission (we refer to it as the "SEC"), we have initiated litigation against

Visa, which alleges that Visa set out to destroy our ability to market ZixCharge. We believe it is unlikely that any Visa member banks will enter into any ZixCharge sponsorship agreements until the Visa litigation is resolved. Moreover, the resolution of this litigation could have a material effect on our ability to market the ZixCharge system.

         WE HAVE NO SIGNIFICANT REVENUES.

         We currently have no significant revenues; however, we believe existing cash and marketable securities combined with the scheduled guaranteed payments due from resellers and distributors are sufficient to sustain our current level of operating expenditures through August of 2002. We are considering various capital funding alternatives in order to strengthen our financial position.

         WE FACE STRONG COMPETITION FROM NUMEROUS AND SOMETIMES LARGER COMPANIES THAT MAY BE ABLE TO DEVELOP AND INTRODUCE NEW PRODUCTS AND SERVICES THAT COULD RENDER OUR PRODUCTS AND SERVICES OBSOLETE OR NONCOMPETITIVE.

         We are a new entrant into the rapidly evolving secure Internet communications and e-commerce markets. We will be competing with larger companies that have access to greater capital, research and development, marketing, distribution and other resources than we do. In addition, the Internet arena is characterized by extensive research efforts and rapid product development and technological change that could render our products and services obsolete or noncompetitive. Our failure to develop and introduce new products and services successfully on a timely basis and to achieve market acceptance for those products and services could have a significant adverse effect on our business, financial condition and results of operations. We may decide, at any time, to delay, discontinue or not initiate the development and release of any one or more of our planned or contemplated products and services.

         Attempts have been made to define the size and nature of the market comprising secure Internet communications. A 2000 Robert W. Baird & Co. study of this market has coined the term "Secure e-Document Delivery Industry" to describe the activity and business within this sector. This report is instructive with respect to the competition within this market segment as it seeks to identify the market segments and to analyze the various participants. The analysis divides the secure e-document delivery industry into three segments: (1) email content management; (2) email statement creation and delivery; and (3) secure messaging. The report identifies 26 companies that participate in one, two or all three of these market segments. These companies include: Aladdin Knowledge Systems, CertifiedMail.com, click2send, Content Technologies, Critical Path, Disappearing, Inc., e-Docs, eLynx, ePage, e-Parcel, Hushmail, MessagingDirect, MicroVault, NetEx, PostX, Private Express, Slam Dunk Networks, SRA International, Ten Four AB, Trend Micro, Tumbleweed Communications, United Parcel Service, ValiCert, Xenos, ZipLip and ZixIt. Other participants in these market segments not included in this listing are PGP (Pretty Good Privacy), a division of Network Associates, and SigabaSecure.

         While several of these companies participate in two or three of the market segments listed above, more than half -- 14 companies, including ZixIt -- focus only on the secure messaging segment. The report notes that this field is crowded because the technological requirements to compete in this space are widely available -- like public key infrastructure and encryption, as well as standard Internet and email protocols. While many of these companies compete with us, some of these companies do not. For example, although Slam Dunk Networks delivers messages securely, it does so within an enterprise-to-enterprise environment - the automated exchange of purchase orders between business partners, for example. Today, we participate primarily in the Desktop-to-Desktop market allowing individuals to transmit items like contracts, spreadsheets and other sensitive documents that are prepared on an ad hoc basis. Competition in this market includes, but is not limited to, CertifiedMail, Hushmail, PGP, Private Express, SigabaSecure and ZipLip.

         Although the foregoing analysis attempts to categorize and classify the secure e-document delivery industry into specific niches, it is too early in the evolution of this industry to accurately portray its structure. What may be viewed today as competitive relationships between two or more participants may, in the near future, become collaborative relationships. Thus, while assessment of the competition is a fundamental part of this analysis, the fluid nature of the evolving technology in this market could produce alliances between apparent competitors that are impossible to predict today.

         SECURITY INTERRUPTIONS TO OUR SECURE DATA CENTER COULD DISRUPT OUR BUSINESS, AND ANY SECURITY BREACHES COULD EXPOSE US TO LIABILITY AND NEGATIVELY IMPACT CUSTOMER DEMAND FOR OUR PRODUCTS AND SERVICES.

         Our business depends on the uninterrupted operation of our secure data center. We must protect this center from loss, damage or interruption caused by fire, power loss, telecommunications failure or other events beyond our control. Any damage or failure that causes interruptions in our secure data center operations could materially harm our business, financial condition and results of operations.

         In addition, our ability to issue digitally-signed certified time-stamps and public encryption codes in connection with our ZixMail service and deliver messages through our ZixMail.net message portal depends on the efficient operation of the Internet connections between customers and our data center. We depend on Internet service providers efficiently operating these connections. These providers have experienced periodic operational problems or outages in the past. Any of these problems or outages could adversely affect customer satisfaction.

         Furthermore, it is critical that our facilities and infrastructure remain secure and the market perceives them to be secure. Despite our security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, attacks by hackers or similar disruptive problems. It is possible that we may have to use additional resources to address these problems. Messages sent through our ZixMail.net message portal will reside, for a user-specified period of time, in our data center facilities. Also, since we receive payments online for our ZixMail service, certain confidential customer information is retained in our data center facilities. Any physical or electronic break-ins or other security breaches or compromises of this information could expose us to significant liability, and customers could be reluctant to use our Internet-related products and services.

         As was previously announced, we determined in June 2001 that credit card databases at our independently operated subsidiary, Anacom Communications, Inc. (we refer to it as "Anacom"), had been improperly accessed. The ZixMail and ZixMail.net systems and our secure data center are entirely separate from those of Anacom. No ZixIt technologies or operations were involved in the incident. We are currently unable to assess the amount of the liability, if any, to Anacom or us, which may result from the unauthorized access to Anacom's databases.

         WE DEPEND ON KEY PERSONNEL.

         We depend on the performance of our senior management team and other key employees, particularly highly skilled technical and sales and marketing personnel. Our success also depends on our ability to attract, retain and motivate these individuals. There is competition for these personnel, and we face a tight employment market for the particular individuals we need to attract. There are no agreements with any of our personnel that prevent them from leaving ZixIt at any time. In addition, we do not maintain key person life insurance for any of our personnel. The loss of the services of any of our key employees or our failure to attract, retain and motivate key employees could harm our business.

         OUR PRODUCTS AND SERVICES COULD CONTAIN UNKNOWN DEFECTS OR ERRORS.

         Any of our products and services could contain undetected defects or errors. Despite our testing, defects or errors may occur, which could result in loss of or delay in revenues, failure to achieve market acceptance, diversion of development resources, injury to our reputation, litigation claims, increased insurance costs or increased service and warranty costs. Any of these could harm our business.

         PUBLIC KEY CRYPTOGRAPHY TECHNOLOGY IS SUBJECT TO RISKS.

         Our products and services employ, and future products and services may employ, public key cryptography technology. With public key cryptography technology, a user has a public key and a private key, which are used to encrypt and decrypt messages. The security afforded by this technology depends, in large measure, on the integrity of a user's private key, which is dependent, in part, on the application of certain mathematical principles. The integrity of a user's private key is predicated on the assumption that it is difficult to mathematically derive a user's private key from the user's related public key. Should methods be developed that make it easier to derive a user's private key, the security of encryption products using public key cryptography technology would be reduced or eliminated and such products could become unmarketable. This could require us to make significant changes to our products, which could damage our reputation and otherwise hurt our business. Moreover, there have been public reports of the successful decryption of certain encrypted messages. This, or related, publicity could affect public perception of the security afforded by public key cryptography technology, which could harm our business.

         WE COULD BE AFFECTED BY GOVERNMENT REGULATION.

         Exports of software products using encryption technology are generally restricted by the U.S. government. Although we have obtained U.S. government approval to export our ZixMail product to almost all countries in the world, the list of countries to which ZixMail cannot be exported could be revised in the future. Furthermore, some foreign countries impose restrictions on the use of encryption products, such as the ZixMail product. Failure to obtain the required governmental approvals would preclude the sale or use of the ZixMail product in international markets.

         OUR PRODUCTS AND SERVICES MAY NOT BECOME GENERALLY ACCEPTED STANDARDS OR BE COMPATIBLE WITH GENERALLY ACCEPTED STANDARDS, WHICH COULD ADVERSELY AFFECT OUR REVENUE GROWTH AND PROFITABILITY.

         There is no assurance that our products and services will become generally accepted standards or that they will be compatible with any standards that become generally accepted.

         WE MAY HAVE TO DEFEND OUR RIGHTS IN INTELLECTUAL PROPERTY THAT WE USE IN OUR PRODUCTS AND SERVICES, WHICH COULD BE DISRUPTIVE AND EXPENSIVE TO OUR BUSINESS.

         We may have to defend our intellectual property rights or defend against claims that we are infringing the rights of others. Intellectual property litigation and controversies are disruptive and expensive. Infringement claims could require us to develop non-infringing products or enter into royalty or licensing arrangements. Royalty or licensing arrangements, if required, may not be obtainable on terms acceptable to us. Our business could be significantly harmed if we are not able to develop or license the necessary technology. Furthermore, it is possible that others may independently develop substantially equivalent intellectual property, thus enabling them to effectively compete against us.

         WE MAY HAVE LIABILITY FOR INDEMNIFICATION CLAIMS ARISING FROM THE SALE OF OUR PREVIOUS BUSINESSES IN 1998 AND 1997.

         We disposed of our remaining operating businesses in 1998 and 1997. In selling those businesses, we agreed to provide customary indemnification to the purchasers of those businesses for breaches of representations and warranties, covenants and other specified matters. Although we believe that we have adequately provided for future costs associated with these indemnification obligations, indemnifiable claims could exceed our estimates.

         OUR STOCK PRICE MAY BE VOLATILE.

         The market price of our common stock has fluctuated significantly in the past and is likely to fluctuate in the future. Also, the market prices of securities of other Internet-related companies have been highly volatile and, as is well known, have declined substantially and broadly.

         WE MAY ENCOUNTER OTHER UNANTICIPATED RISKS AND UNCERTAINTIES IN THE INTERNET MARKET OR IN DEVELOPING NEW PRODUCTS AND SERVICES, AND WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN RESPONDING TO ANY UNANTICIPATED RISKS OR UNCERTAINTIES.

         There are no assurances that we will be successful or that we will not encounter other, and even unanticipated, risks. We discuss other operating, financial or legal risks or uncertainties in our periodic SEC filings. We are, of course, also subject to general economic risks.

                       DOCUMENTS INCORPORATED BY REFERENCE

         We furnish our shareholders with annual reports containing audited financial statements and other appropriate reports. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Instead of repeating information that we have already filed with the SEC, we are allowed to "incorporate by reference" in this reoffer prospectus information contained in those documents we have filed with the SEC. These documents are considered to be part of this reoffer prospectus.

         We incorporate by reference in this reoffer prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling shareholder sells all of the shares of common stock offered by this reoffer prospectus:

         o our Annual Report on Form 10-K, including audited financial statements, for our fiscal year ended December 31, 2000;

         o all other reports we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of our fiscal year covered by the Annual Report referred to above; and

         o the description of our common stock contained in our Registration Statement on Form 8-A, dated September 25, 1989, including any amendment or report filed for the purpose of updating such description.

         Any documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, will also be considered to be part of this reoffer prospectus and will automatically update and supersede the information contained in this reoffer prospectus.

         At your request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this reoffer prospectus incorporates). If you want more information, write or call:

                                  Steve M. York
                Senior Vice President and Chief Financial Officer
                                ZixIt Corporation
                            2711 North Haskell Avenue
                                Suite 2850, LB 36
                            Dallas, Texas 75204-2911
                            Telephone: (214) 515-7300

                       WHERE YOU CAN GET MORE INFORMATION

         We are delivering this reoffer prospectus to you in accordance with the U.S. securities laws. We have filed a registration statement with the SEC to register the common stock that the selling shareholder is offering to you. This reoffer prospectus is part of that registration statement. As allowed by the SEC's rules, this reoffer prospectus does not contain all of the information that is included in the registration statement.

         You may obtain a copy of the registration statement, or a copy of any other filing we have made with the SEC, directly from the SEC. You may either:

         o read and copy any materials we have filed with the SEC at the SEC's Public Reference Room maintained at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; or

         o visit the SEC's Internet site at http://www.sec.gov, which contains reports, proxy statements, and other information regarding issuers that file electronically.

         You can obtain more information about the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

                               SELLING SHAREHOLDER

         Of the shares of common stock being offered, 152,672 have been issued to the selling shareholder pursuant to the Employment Plan, and the remaining 1,000,000 shares of common stock being offered are issuable (when and if vested) to the selling shareholder pursuant to the Option Plan.

         The table below sets forth information with respect to the beneficial ownership of our common stock by the selling shareholder immediately prior to the offering and as adjusted to reflect the sale of shares of common stock pursuant to the offering. The table assumes that the selling shareholder sells all of the shares offered by the selling shareholder in the offering. We are unable, however, to determine the exact number of shares that will actually be sold or when or if these sales will occur. All information with respect to the beneficial ownership has been furnished by the selling shareholder. All of the 1,000,000 shares issuable (when and if vested) to the selling shareholder pursuant to the Option Plan have been reserved for issuance by us to the selling shareholder upon the exercise of the options.

         Effective November 16, 2001, the selling shareholder became our chairman, chief executive officer and president. Mr. Ryan performed part-time consulting services for us through ARM Technologies, Inc. as an independent contractor from March 1, 2001 through September 1, 2001.

         The selling shareholder's beneficial ownership after the offering is less than 1% of our common stock, based on the 17,108,649 shares of our common stock outstanding on December 7, 2001. Beneficial ownership after the offering assumes that all the shares that may be offered are sold.


                                     BENEFICIAL OWNERSHIP                                 BENEFICIAL OWNERSHIP
                                       PRIOR TO OFFERING                                     AFTER OFFERING
                                     --------------------                                 --------------------
NAME                                   NUMBER OF SHARES        SHARES TO BE SOLD            NUMBER OF SHARES
----                                 --------------------      -----------------          --------------------
John Ryan                                202,672(1)(2)           1,152,672(3)                   50,000(2)

(1) As of the date of this reoffer prospectus, none of the options to purchase the 1,000,000 shares of our common stock subject to the Option Plan are exercisable within 60 days. Therefore, none of these shares are currently included in the calculation of beneficial ownership.

(2) This number includes 50,000 shares of our common stock which may be acquired by Mr. Ryan upon the exercise of stock options which are currently exercisable under a stock option agreement we entered into with him in connection with the part-time consulting services that he provided to us through ARM Technologies, Inc. from March 1, 2001 through September 1, 2001. These shares were registered on a Form S-8 that was filed with the SEC on February 6, 2001 (SEC File No. 333-55068) and are not being registered for resale pursuant to this reoffer prospectus.

(3) The 1,000,000 shares of our common stock subject to the Option Plan are being registered pursuant to the registration statement in which this reoffer prospectus is incorporated and are therefore included in this reoffer prospectus as shares to be sold.

                              PLAN OF DISTRIBUTION

         The sale of shares offered in this reoffer prospectus by the selling shareholder or pledgees may be effected from time-to-time directly, or by one or more broker-dealers or agents, in one or more transactions on The Nasdaq Stock Market or other exchanges on which our common stock may be listed for trading, in negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         This reoffer prospectus also may be used, with our consent, by donees of the shares of common stock under circumstances requiring or making desirable its use. To the extent required, we will file, during any period in which offers or sales are being made, one or more supplements to this reoffer prospectus to set forth the names of donees of the selling shareholder and any other material information with respect to the plan of distribution not previously disclosed.

         In the event one or more broker-dealers or agents agree to sell the shares, they may do so by purchasing the shares as principals or by selling the shares as agents for the selling shareholder. Any broker-dealer that does this may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers of the shares for which the broker-dealer may act as agent or to whom they sell as principal, or both, which compensation as to a particular broker-dealer may be in excess of customary compensation. To our knowledge, the selling shareholder has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares offered hereby, nor do we know the identity of any brokers or market makers that will participate in the offering. In managing the selling shareholder's investment in us, the selling shareholder could employ various methods involving loans or pledges of the shares covered by this reoffer prospectus.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to our common stock for the applicable period under Regulation M of the Exchange Act prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may limit the timing of purchases and sales of the shares by the selling shareholder. All of the foregoing may affect the marketability of the shares.

         In order to comply with some states' securities laws, if applicable, our common stock will be sold in jurisdictions only through registered or licensed brokers or dealers. In some states, our common stock may not be sold unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We will pay substantially all of the expenses incident to this offering of the shares by the selling shareholder to the public other than commissions, concessions and discounts of brokers, dealers or other agents.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common stock by the selling shareholder, rather, the selling shareholder will receive those proceeds directly. We will, however, receive proceeds from any cash exercises of the options by the selling shareholder under the Option Plan. All proceeds received as a result of the exercise of those options will be used as working capital for our operations.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Texas Business Corporation Act, our Articles of Incorporation provide that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

         o any breach of the director's duty of loyalty to us or to our shareholders;

         o any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

         o any transaction from which the director derived any improper personal benefit;

         o any act or omission where the liability of the director is expressly provided by statute; or

         o any act related to an unlawful stock repurchase or payment of a dividend.

         In addition, our Articles of Incorporation and Restated Bylaws include provisions permitted by the Texas Business Corporation Act whereby our directors, officers, employees, and agents generally are to be indemnified against certain liabilities to the fullest extent authorized by the Texas Business Corporation Act. In addition, the Employment Plan provides Mr. Ryan with a contractual right to indemnification as an officer and/or director of us as set forth in Article VII of our Restated Bylaws, dated September 14, 1999.

                                  LEGAL MATTERS

         The validity of the stock offered hereby will be passed upon for us by Ronald A. Woessner, our Senior Vice President, General Counsel and Secretary.

                                     EXPERTS

         The consolidated financial statements appearing in the Annual Report on Form 10-K for our fiscal year ended December 31, 2000, referred to under "Documents Incorporated by Reference" on page 7, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K, including audited financial statements, for the Registrant's fiscal year ended December 31, 2000;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above;

         and

         (c) A description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 25, 1989, including any amendment or report filed for the purpose of updating such description.

         All reports or other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to automatically update and supersede the information contained in this Registration Statement.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Texas Business Corporation Act, the Registrant's Articles of Incorporation provide that directors of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, (iv) any act or omission where the liability of the director is expressly provided by statute, or (v) any act related to an unlawful stock repurchase or payment of a dividend. In addition, the Registrant's Articles of Incorporation and Restated Bylaws include certain provisions permitted by the Texas Business Corporation Act whereby directors, officers, employees, and agents of the Registrant generally are to be indemnified against certain liabilities to the fullest extent authorized by the Texas Business Corporation Act. In addition, the Employment Plan provides Mr. John Ryan with a contractual right to indemnification as an officer and/or director of the Registrant as set forth in Article VII of the Registrant's Restated Bylaws, dated September 14, 1999.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any Prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on December 11, 2001.

                                       ZIXIT CORPORATION


                                       By: /s/ Steve M. York
                                          --------------------------------------
                                          Steve M. York
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints John A. Ryan and Steve M. York, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments and exhibits to this Registration Statement, any and all supplemental registration statements (including post-effective amendments), and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or the transactions contemplated herein.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                      TITLE                               DATE
                 ---------                                      -----                               ----
/s/ John A. Ryan                             Chairman, President, Chief Executive            December 11, 2001
-------------------------------------------  Officer and Director (Principal Executive
(John A. Ryan)                               Officer)

/s/ Steve M. York                            Senior Vice President, Chief Financial          December 11, 2001
-------------------------------------------  Officer and Treasurer (Principal Financial
(Steve M. York)                              and Accounting Officer)

/s/ David P. Cook                            Founder and Director                            December 11, 2001
-------------------------------------------
(David P. Cook)

/s/ H. Wayne Huizenga                        Co-Vice Chairman and Director                   December 11, 2001
-------------------------------------------
(H. Wayne Huizenga)

/s/ Michael E. Keane                         Director                                        December 11, 2001
-------------------------------------------
(Michael E. Keane)

/s/ James S. Marston                         Director                                        December 11, 2001
-------------------------------------------
(James S. Marston)

/s/ Jeffrey P. Papows                        Co-Vice Chairman and Director                   December 11, 2001
-------------------------------------------
(Jeffrey P. Papows)

/s/ Antonio R. Sanchez, Jr.                  Director                                        December 11, 2001
-------------------------------------------
(Antonio R. Sanchez, Jr.)

/s/ Dr. Ben G. Streetman                     Director                                        December 11, 2001
-------------------------------------------
(Dr. Ben G. Streetman)

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
4.1*              John Ryan 2001 Employment Agreement Plan.

4.2* +            John Ryan 2001 Stock Option Agreement Plan.

5.1* Opinion of Ronald A. Woessner as to the validity of the securities being registered.

23.1 Consent of Ronald A. Woessner (included in his opinion filed as Exhibit 5.1).

23.2*             Consent of Ernst & Young LLP.

24.1              Power of Attorney (included in Part II of this Registration
                  Statement).

* Filed electronically herewith.

+ Portions of this exhibit have been omitted pursuant to a request for confidential treatment that was filed with the Commission on November 26, 2001. On December 5, 2001, the Commission approved the filing of this exhibit omitting the portions for which confidential treatment has been requested. The omitted information has been filed with the Commission.